SECURITIES PURCHASE AGREEMENT (SERIES A)

SECURITIES PURCHASE AGREEMENT

SERIES A

This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2016 between Revolutionary Concepts, Inc.(REVO), a Nevada corporation (the “Company”), and each Purchaser identified on Schedule A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally, and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the other Transaction Documents (as applicable), and

(b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Asset” means where the Company acknowledges in its books and records the value, any item of economic value, owned by an individual or corporation, especially that which could be converted to cash.

“Best efforts” means an agreement in which a company or underwriter promises to make a full-fledged attempt to sell as much of in a direct public offering or an initial public offering as possible to the public, with no guarantee of success.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Equivalent” (CE) means investment securities that are short term (usual 3 months or less), have high credit quality, and highly liquid investments (where there are buyers and sellers in the market place both readily convertible to know amounts of cash and  that they represent insignificant risk of changes in value.  Cash Equivalent includes the U.S. Government Treasury bills, bank certificates of deposit, bankers acceptances, corporate commercial paper (preferred shares, common stock, membership interest, convertible notes), and  other instruments.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

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“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such common stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiary which would, directly or indirectly, entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time, directly or indirectly, convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means legal representation for the Company.

“Conversion” means the transformation of loans or debt into shares of stock or equity.

“Conversion Date” means an Elective Conversion Date.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series “A”, “A-1”, “A-2” and “B” Preferred Stock in accordance with the terms of the Certificate of Designation

“Cross-Receipt” means the cross receipts executed by the Purchasers and the Company, each in the form of    Exhibit F hereto.

“Disclosure Schedules” shall have the meaning set forth in Section 3.1.

“Effective Date” means the earlier of the date that

(a) all of the Registrable Securities (as defined in the Registration Rights Agreement) have been registered for resale by the holders thereof pursuant to a registration statement(s) declared effective by the Commission or

(b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, so long as the Company is current with the public information requirements under Rule 144.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of

(a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan

(i) duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and

(ii) (ii) approved pursuant to the provisions of Section 8 of the Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation,

(b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder (including, without limitation, any Underlying Shares) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement or as disclosed in the Company’s Disclosure Schedules, provided that such securities have not been amended on or after the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (it being understood that such securities may be adjusted for anti-dilution purposes in connection with this Agreement),

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(c) securities issued pursuant to acquisitions or strategic transactions approved by

(i) a majority of the disinterested directors of the Company, and

(ii) pursuant to the provisions of Section 8 of the Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation, and (d) securities issued as consideration for

(d) securities issue as consideration for:

(i) dividends to the Purchasers of the Preferred Stock under the Series A Certificate of Designation, the Series A-1 Certificate of Designation, the Series A-2 Certificates of Designation, the Series B Certificate of Designation and to purchasers of any other Parity Securities (including, solely with respect to the Series A-2 Preferred Stock and any other Parity Securities, as the case may be, any and all shares of Common Stock issuable in lieu of cash payments pursuant to the Make-Whole Payment and including, solely with respect to the Series A-1 Preferred Stock, any and all shares of Common Stock issuable in lieu of cash payments pursuant to the Additional Dividend payment (as defined in the Series A-1 Certificate of Designation)); or

(ii) capital contributions to Revolutionary Concepts Inc.

“Existing Debt Amount” means, with respect to each Purchaser, the amount owed by the Company to such Purchaser under such Purchaser’s Existing Promissory Note as of the Closing, as set forth on Schedule A hereto.

“Existing Promissory Notes” means whereas both the seller and the purchaser(s) recognize/acknowledge the promissory notes of the company or convertible promissory notes used as cash equivalent by Purchaser(s).

“Face Value ” means both The Company and the Purchaser(s) acknowledges the stated value and the original value of promissory note(s), the face value of a loan refers to the principal of the loan, which is the original amount of the loan as detailed in the loan contract, promissory note, or debt instrument. The amount of the obligation or loan constitutes what is due to the promisee.  The promissory note itself has no face value.  It may or may not be considered legal tender, although it can be transferred from one obligee to another.  It does show the amount of the obligation or consideration due to the promisee by the promisor, which all parties have agreed on.

“GAAP (Generally Accepted Accounting Principles)” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Limited Liability Company (LLC)” means a limited liability company other formation (under the Nevada statues or other) created by the company to conduct related business transactions or operate as a management entity when opportunities arise..

“Lost Note Affidavit and Indemnity Agreement” If necessary, means a Lost Note Affidavit and Indemnity Agreement in a form reasonably acceptable to the Company in the form attached hereto as Exhibit E.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.8(a).

“Payoff Letter” If required, means the payoff letters executed by the Purchasers in favor of the Company, each in the form of Exhibit A hereto, providing for termination and release of all obligations under the applicable Existing Promissory Note and related Loan Documents (as defined in such Payoff Letter).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” mean the agents of the Company in the private offer and sale of Series A-1, if applicable.

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“Preferred Stock” means shares of Series A Preferred Stock, Series A-1 Preferred Stock and shares of Series A-2 Preferred Stock issued to the Purchasers hereunder.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.8(b).

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.8(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form of Exhibit B hereto, by and among the Company and the Purchasers, providing registration rights with respect to the Underlying Shares held by the Purchasers on the terms and conditions set forth therein.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares, ignoring any conversion or exercise limits set forth therein and assuming that any previously unconverted shares of Preferred Stock are held until the third anniversary of the Closing Date and all dividends are paid in shares of Common Stock or Preferred Stock until such third anniversary.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designation” means the 10½% Series A Convertible Preferred Stock Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit G attached hereto.

“Series A Preferred Stock” means the Company’s 10½% Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series A Certificate of Designation.

“Series A-1 Certificate of Designation” means the 10½% Series A-1 Convertible Preferred Stock Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit C attached hereto.

“Series A-1 Preferred Stock” means the Company’s 10½% Series A-1 Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series A-1 Certificate of Designation.

“Series A-2 Certificate of Designation” means the 10½% Series A-2 Convertible Preferred Stock Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit D attached hereto.

“Series A-2 Preferred Stock” means the Company’s 10½% Series A-2 Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series A-2 Certificate of Designation.

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“Series B Certificate of Designation” means the 10 ½% Series B Convertible Preferred Stock Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

“Series B Preferred Stock” means the Company’s 10 ½% Series B Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series B Certificate of Designation.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stated Value” means Series A Preferred at $0.06 or  Series A1 and A2 Preferred at $1,000 per share, subject to adjustment as provided in the Certificate of Designation of Series A, Series A-1 Certificate of Designation or the Series A-2 Certificate of Designation (as applicable).

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.8(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.8(b).

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“The Group” refers to Certification of Designation, Section 1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Toronto Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Bulletin Board and the OTC Markets, or any other national or international exchange in which securities, commodities, derivatives and other financial instruments are traded, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Series A, the Series A-1 Certificate of Designation, the Series A-2 Certificate of Designation, the Registration Rights Agreement, all exhibits and schedules thereto and hereto, and any other documents (agreements, amendments, addendums) or agreements executed in connection with the transactions contemplated hereunder (including, without limitation, the documents referenced in Section 2.2(c)(ii).

“Transfer Agent” means RCI, the Company or Island Stock Transfer, the current transfer agent of the Company, with a mailing address of 15500 Roosevelt Blvd. Clearwater, FL. 33760, and any successor transfer agent of the Company

“Underlying Shares” means the shares of Common Stock that are:

(a) issued and issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock or Series B Preferred Stock issued to the Purchasers hereunder; and

(b) issued or issuable in lieu of cash payment of dividends on the Preferred Stock referenced in clause (A) in accordance with the terms of the Series A Certificate of Designation, Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation, as applicable (including, solely with respect to the Series A-2 Preferred Stock, any and all shares of Common Stock issuable in lieu of cash payments pursuant to the Make-Whole Payment (as defined in the Series A-2 Certificate of Designation) and including, solely with respect to the Series A-1 Preferred Stock, any and all shares of Common Stock issuable in lieu of cash payments pursuant to the Additional Dividend payment (as defined in the Series A-1 Certificate of Designation).

ARTICLE 2

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PURCHASE AND SALE

2.1 Closing.

(a) On the date hereof (the “Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, each agree to purchase, the number of shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock (as applicable), as set forth on Schedule A hereto, determined by dividing such Purchaser’s Existing Debt Amount, Promissory Note, 3rd party convertible notes, as set forth on Schedule A hereto, by the Stated Value of one (1) share of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock (as applicable)

(b) The Company and each Purchaser shall each deliver the items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2. Deliveries. (refer to Exhibit Deliveries):

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement and the Registration Rights Agreement, and such Purchaser’s Payoff Letter and Cross-Receipt, each duly executed by the Company, and

(ii) evidence of the filing and acceptance of the Series A Certificate of Designation, Series A-1 Certificate of Designation or the Series A-2 Certificate of Designation (as applicable), from the Secretary of State of Nevada.

(b) Within five (5) Business Days after the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser a certificate evidencing the number of shares of Preferred Stock issued to such Purchaser, determined as provided herein, registered in the name of such Purchaser.

(c) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement, the Registration Rights Agreement and such Purchaser’s Payoff Letter, each duly executed by such Purchaser, and

(ii) (ii) such Purchaser’s original Existing Promissory Note or a Lost Note Affidavit and Indemnity Agreement, duly executed by such Purchaser.

(iii) and supporting documents for 3rd Party Convertible Notes, and Promissory Notes .

(d) Upon receipt of the certificate identified in subsection (b) above, the Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Cross-Receipt, duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein);

(i) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(ii) the delivery by each Purchaser of the items set forth in Sections 2.2(c) and (d) of this Agreement

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(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Sections 2.2(a) and (b) of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules , which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

    (a) Subsidiary.  The Company intends to create Subsidiaries with varying related objectives of the Company.

(b) Organization and Qualification.  The Company and each of its Subsidiaries when formed will be duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in:

(i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document,

(ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or

(iii)  a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “ Material Adverse Effect ”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.   The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except:

(i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally,

(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and

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(iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery, and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not:

(i) conflict with or violate any provision of the Company’s  articles of incorporation, bylaws, or other organizational, or charter documents,

(ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company is bound or affected, or

(iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii) , such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than:

(i) the filings required pursuant to Section 4.5 of this Agreement,

(ii) the filings with the Commission pursuant to the Registration Rights Agreement,

(iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Preferred Stock and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and

(iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “ Required Approvals ”).

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be irrevocably issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to 150 % of the shares of Common Stock initially issuable upon conversion of the Preferred Stock issuable hereunder.

(g) Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g) , which Schedule 3.1(g) also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth in Schedule 3.1(g) or in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue

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additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid, and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements.  The Company is in the process of restating its financials for several quarters and yearend statements to bring current. All quarterly and annual reports required to be filed by the Company under the Exchange Act for the three (3) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) are under review in an effort to restate and correct various statements and financial filings. The company has not requested an extension for such filings; however the company has engaged a new accountant and identified a new auditing firm to assist in the restated filings.

The company is currently cooperating in an SEC inquiry and various restatements of previous filings have been requested. To the best of the companies and managements knowledge and in accordance with GAAP, all previous statements are true and accurate. The company relies heavily on accounting and auditing professionals to assure the accuracy of related financial reports however previously filed financial statements of the Company included in the SEC Reports were not in compliance in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the best of the Company’s knowledge, such financial statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, however the financial statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 3.1(i) or the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports:

(i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,

(ii) he Company has not incurred any liabilities (contingent or otherwise) other than

(a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and

(b) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission,

(iii) the Company has not altered its method of accounting,

(iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and

(v)  the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(I), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiary or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the

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time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(k) No Integrated Offering. To the best of the companys knowledge, assuming the accuracy of the Purchasers(s) representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of:

(i) the Securities Act which would require the registration of any such securities under the Securities Act, or

(ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(l) No General Solicitation.  To the best of the companys knowledge, neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(m) Litigation.  To the best of the companys knowledge, the Company is currently responding to an SEC inquiry and is confident that the SEC inquiry will validate its appropriate and effective measures of business development. To the knowledge of the Company and as of the date of this transaction, there is no action, legal procedure, demand against the Company or any action affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) other than the SEC inquiry as provided. The Company believes the result of the inquiry will not (i) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  The Commission issued a 10 day suspension of the Company’s trading beginning @ 9:30am on June 17, 2015 and ending @ 11:59pm on June 30, 2015. The Company has engaged a new accounting firm and has identified a new auditing firm to assist in restating previous filings. The company will remain on the gray sheets until these objectives are completed.

(n) Compliance.  The Company has been notified by its creditors that is it in default on its loans and credit agreements. Said default is being resolved via the conversion of debt to preferred Series A or Series A-1 Securities. The Company has disclosed and accounted for all debt obligations that it is aware of in its SEC reports. The restatement of the Company’s financials will also include all known debt obligations as well as any new debt including but not limited to

(i) any judgment, decree or order of any court, arbitrator or governmental body or

(ii) violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and  labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o) Title to Assets.  Except as set forth in the SEC Reports, the Company and the Subsidiary have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case, may or may not be,  free and clear of all Liens, except for Liens as do not materially affect the value of such property and

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do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and Liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance.

    (p) Sarbanes-Oxley; Internal Accounting Controls.  The Company is not in compliance with any and all requirements   of the Sarbanes-Oxley Act of 2002 applicable to smaller reporting companies that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The company is seeking and will be adding an individual to its Board of Directors with an accounting back ground to satisfy the Sarbanes-Oxley requirement. To the best of the Company’s knowledge, this is the only matter affecting full compliance with Sarbanes-Oxley Act of 2002. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed in accordance with management’s general or specific authorizations,

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,

(iii)  access to assets is permitted only in accordance with management’s general or specific authorization, and

(iv) the recorded balances of assets are compared with the actual assets of the Company at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, the company has engaged a new accounting firm in an effort to improve the Company’s internal control over financial reporting.

(q) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company:

(i) has made or filed all required United States federal and state income and all foreign income and franchise tax returns (or extension requests related thereto), reports and declarations required by any jurisdiction to which it is subject,

(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations and

(iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports, or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(r) Listing The Company presently intends to meet the listing requirements of the Toronto Stock Exchange Venture, NASDAQ and/or the American Stock Exchange within the next 24-36 months.  The company presently on a best effort basis intends to meet the listing requirements of a recognizable exchange, there is no guarantee that the company can or will achieve this; it is only being done on a best effort basis.

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3.2 Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority.  Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, Limited Liability Company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except:

(i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally,

(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and

(iii) insofar as indemnification and contribution provisions may be limited by applicable law.  If the Purchaser(s) is a corporation, trust, partnership or other entity that is not an individual person, it has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(a) Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(b) Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock, it will be either:

(i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or

(ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(a) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(b) Reliance on Exemptions.  Each Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal

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and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.  Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(c)  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d) Representations of Purchasers.  Each Purchaser solely owns all right, title and interest in and to its respective Existing Promissory Note(s) and has not conveyed any interest or other right in any such Existing Promissory Note to any other Person or otherwise subjected, or allowed to be subjected, such Existing Promissory Note to any lien or other encumbrance.  The transactions contemplated by this Agreement will result in the full and complete release and satisfaction of any and all obligations of the Company with respect to each Purchaser’s Existing Promissory Note(s).  The Existing Promissory Note(s) being tendered by each Purchaser to the Company pursuant to this Agreement are the only promissory notes or other debt obligations of the Company to such Purchaser.

(e) No Legal Advice From the Company; Sole Representations in Agreement.  Each Purchaser acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  Each Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.  Each Purchaser acknowledges that the only representations being made by the Company in connection with the transactions contemplated by this Agreement are set forth in this Article III and that in connection with its decision to enter into the transactions contemplated by this Agreement, it is relying only on such representations in this Article III and the SEC Reports, and not on any other statements or representations of the Company or any of its representatives or agents.

(f) Both the Company and Purchaser(s) acknowledge, by its execution of this Agreement, that its obligations are irrevocable.  The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.  Contemplated hereby and further, both parties acknowledge the Company, reserves the right to modify, correct, amend, or abort any part of this Agreement in whole or in part, without any further notice to the Purchaser(s), except for the parts that are irrevocable between the Company and the Purchaser(s).

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

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(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b) , the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser (s) may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser(s) may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof):

(i) while a registration statement covering the resale of such security is effective under the Securities Act,

(ii) following any sale of such Underlying Shares pursuant to Rule 144,

(iii)  if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or

(iv)  if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any shares of Preferred Stock are converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if

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the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be issued free of all legends.  The Company irrevocably, agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent, irrevocable, of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c) .  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser(s), irrevocable.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will only sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information.  Until the time that no Purchaser owns any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.  As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities, including without limitation, under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Conversion Procedure.  The form of Notice of Conversion included in the Series A Certificate of Designation, the Series A-1 Certificate of Designation or the Series A-2 Certificate of Designation (as applicable) sets forth the totality of the procedures required of the Purchasers in order to convert the Preferred Stock.  No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Stock.  The Company shall honor conversions of the Preferred Stock, irrevocable, and shall deliver, irrevocably, Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.  Series A1 and A2 of Preferred Stock shall not in the first 3 years exceed 20,000 shares each, unless voted on and approved by the Series A.

4.5 Securities Laws Disclosure; Publicity.  The Company shall, in accordance with applicable federal securities law, issue a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiary, or any of their respective officers, directors, employees or agents

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in connection with the transactions contemplated by the Transaction Documents.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of Company, with respect to any press release of any Purchaser(s), or without the prior consent of each Purchaser, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except:

(a) as required by federal securities law in connection with

(i) any registration statement contemplated by the Registration Rights Agreement and

(ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission; and

(b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this Section 4.5

1.6 Indemnification of Purchasers.   Subject to the provisions of this Section 4.6 , the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

1.7 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock and/or Preferred Stock is less than 150% of

(i) the Required Minimum on such date, minus

(ii)  the number of shares of Common Stock or Preferred Stock (as applicable) previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock and/or Preferred Stock (as applicable) to at least the Required Minimum at such time (minus the number of shares of Common Stock and/or Preferred Stock (as applicable) previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 120th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock and/or Preferred Stock (as applicable) greater than the maximum remaining number of shares of Common

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Stock or Preferred Stock (as applicable) that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, if applicable:

(i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application,

(ii)  on a best effort basis, take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter,

(iii) provide to the Purchasers evidence of such listing or quotation and

(iv)  maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

1.1 Participation in Future Financing.

(a) From the date hereof until such time as the Purchasers no longer hold any shares of Preferred Stock, upon any issuance by the Company or any of its Subsidiary of Common Stock, Common Stock Equivalents for cash consideration, or a combination of units hereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(a) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“ Pre-Notice ”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fourth (4th ) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such fourth (4th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)  If by 5:30 p.m. (New York City time) on the fourth (4th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d)  If by 5:30 p.m. (New York City time) on the fourth (4th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” of a Purchaser means the ratio of: (x) the aggregate Stated Value of the Preferred Stock issued to such Purchaser on the Closing Date; and (y) the aggregate Stated Value of the Preferred Stock issued to all Purchasers participating in such Subsequent Financing under this Section 4.8.

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(e) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of

(i) an Exempt Issuance or

(ii) an underwritten public offering of Common Stock.

1.6 Equal Treatment of Purchasers

No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

1.7  Certain Transactions and Confidentiality.

Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that

(i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 ,

(ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 ; and

(iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiary after the issuance of the initial press release as described in Section 4.5.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11 Form D; Blue Sky Filings.

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The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE 5

MISCELLANEOUS

5.1 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:

(a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day,

(b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day,

(c) the second (2ND) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or

(d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4  Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser(s) holding Existing Promissory Note(s) representing at least a majority of the aggregate Existing Debt Amount for all Existing Promissory Notes or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  The parties agree and acknowledge that this Section 5.4 relates solely to waivers, modifications, supplements and amendments to this Agreement, and not to any other Transaction Document.

5.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

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5.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8 Governing Law.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THE TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR IS AN  INCONVENIENT VENUE FOR SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THE TRANSACTION DOCUMENTS, THEN, IN ADDITION TO THE OBLIGATIONS OF THE COMPANY UNDER SECTION 4.6, THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

5.9 Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining

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terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12  Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If the Company defaults in complying with the covenants set out in Section 4.2 hereof and the Company fails to remedy such default within 30 days after notice by Purchasers specifying the nature of the default, the Company shall, at its cost and in the manner described in the Registration Rights Agreement, as promptly as practicable file with the Commission and thereafter cause to be declared effective (unless it becomes effective automatically upon filing) on or prior to the 90th day after the expiration of such 30 day cure period, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Underlying Shares; provided, that if the Commission comments on such registration statement, then the Company shall cause such registration statement to be declared effective on or prior to the 120th day after the expiration of such 30 day cure period.

5.14 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.15 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.17 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have duly executed this Purchase Agreement to be effective as of the date first written above.

COMPANY

REVOLUTIONARY CONCEPTS INC. (REVO)

By:

Ronald Carter

Its: President & CEO

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